Exhibit 99.1

KKR & Co. L.P. Reports Fourth Quarter and Full Year 2015 Results

NEW YORK--(BUSINESS WIRE)--February 11, 2016--KKR & Co. L.P. (NYSE:KKR) today reported GAAP net income for the fourth quarter and full year 2015 of $32.3 million and $488.5 million, respectively.

For the full year 2015, After-tax Economic Net Income and After-tax Economic Net Income per adjusted unit were $1.0 billion and $1.21, respectively, compared to $1.5 billion and $1.84 for the full year 2014. After-tax Cash Earnings and After-tax Cash Earnings per adjusted unit eligible for distribution were $1.5 billion and $1.78, respectively, for the full year 2015 compared to $1.9 billion and $2.47 for the full year 2014. Return on equity and cash return on equity were 10% and 14%, respectively, for 2015.

For the quarter ended December 31, 2015, After-tax Economic Net Income and After-tax Economic Net Income per adjusted unit were $70.5 million and $0.08, respectively, compared to $46.0 million and $0.05 for the quarter ended December 31, 2014. After-tax Cash Earnings and After-tax Cash Earnings per adjusted unit eligible for distribution were $168.6 million and $0.21, respectively, for the quarter ended December 31, 2015 compared to $361.2 million and $0.44 for the quarter ended December 31, 2014.

Annual Highlights

  For the full year 2015, KKR's private equity portfolio appreciated 14.2% and the investments on KKR's balance sheet appreciated 3.3% compared to the total return for the S&P 500 and MSCI World indices of 1.4% and -0.3%, respectively.
  Book value per adjusted unit was $11.78 as of December 31, 2015 compared to $12.07 per adjusted unit as of December 31, 2014.
  Assets Under Management and Fee Paying Assets Under Management were $120 billion and $92 billion, respectively, up 12% and 7% compared to December 31, 2014. (1)
  Since the announcement of KKR's unit repurchase program on October 27, 2015, KKR has repurchased and canceled 17.5 million outstanding common units for $270 million. In addition, 1.7 million granted equity awards were canceled for approximately $27 million to satisfy tax obligations in connection with their vesting. In total, 19.2 million common units have been retired on a fully-diluted basis over this period.
  KKR's regular distribution per common unit of $0.16 was declared for the quarter ended December 31, 2015.

___________________________

“KKR delivered strong investment results in 2015 as our private equity portfolio appreciated 14.2%, outperforming the S&P 500 by over 1,200 basis points despite challenging markets,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We capitalized on attractive opportunities across our segments in the fourth quarter including record deployment within our Credit and Infrastructure businesses. Our ability to take advantage of volatile market environments stems from the long-dated capital entrusted to us by a growing base of limited partners across our diverse set of strategies. With $20 billion of new capital raised in 2015, we ended the year with record dry powder and over $10 billion of cash and investments on our balance sheet to invest as attractive opportunities arise.”

Note: Certain financial measures, including ENI, After-tax ENI, After-tax cash earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) AUM and FPAUM reflect the inclusion of KKR's pro rata portion of AUM or FPAUM, as applicable, managed by other asset managers in which KKR holds a minority stake. In addition, AUM reflects the inclusion of capital commitments for which KKR is eligible to receive fees or carried interest upon deployment of capital. See "Notes to Reportable Segments" for the definitions of AUM and FPAUM.

GAAP RESULTS

GAAP net income (loss) for the quarter and year ended December 31, 2015, included net income (loss) attributable to KKR & Co. L.P. of $32.3 million and $488.5 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit of $0.07 and $1.01, respectively, on a diluted basis. For the quarter and year ended December 31, 2014, net income (loss) attributable to KKR & Co. L.P. was $(0.6) million and $477.6 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.00 and $1.16, respectively, on a diluted basis. The increase in both comparable periods was primarily due to an increase in KKR & Co. L.P.'s ownership percentage in the KKR business, and for the quarter ended December 31, 2015, an increase in income before taxes.

TOTAL REPORTABLE SEGMENT RESULTS

KEY FINANCIAL METRICS (UNAUDITED)
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended				Year Ended
	December 31, 2015		December 31, 2014	% Change	December 31, 2015		December 31, 2014	% Change
Cash Earnings

Management, Monitoring and Transaction Fees, Net	$337		$244		$1,142		$1,099
Realized Performance Income (Loss)	215		210		1,047		1,242
Realized Investment Income (Loss)	(48)	(1)	182		547	(1)	902
Total Cash Segment Revenues	504		636	(21)%	2,736		3,243	(16)%
Less: Total Cash Segment Expenses and Other	297		250		1,142		1,180
Less: Corporate and Local Income Taxes Paid	38		25		141		131
After-tax Cash Earnings	$169	(1)	$361	(53)%	$1,453	(1)	$1,932	(25)%

After-tax Cash Earnings Per Adjusted Units Eligible for Distribution	$0.21		$0.44	(52)%	$1.78		$2.47	(28)%

	Quarter Ended				Year Ended
Economic Net Income (Loss)	December 31, 2015		December 31, 2014	% Change	December 31, 2015		December 31, 2014	% Change

Management, Monitoring and Transaction Fees, Net	$337		$244		$1,142		$1,099
Performance Income (Loss)	327		256		1,210		1,352
Investment Income (Loss)	(176)		(143)		154		505
Total Segment Revenues	488		357	37%	2,506		2,956	(15)%
Less: Total Segment Expenses and Other	343		270		1,208		1,229
Economic Net Income (Loss)	145		87	67%	1,298		1,727	(25)%
Less: Equity-based Compensation	38		37		186		159
Pre-tax Economic Net Income (Loss)	107		50	114%	1,112		1,568	(29)%
Less: Provision for Income Tax (Benefit)	36		4		84		94
After-tax Economic Net Income (Loss)	$71		$46	54%	$1,028		$1,474	(30)%

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.08		$0.05	60%	$1.21		$1.84	(34)%

Book Value Per Unit	December 31, 2015		December 31, 2014

Book Value Per Outstanding Adjusted Unit	$12.18		$12.48	(2)%

Book Value Per Adjusted Unit	$11.78		$12.07	(2)%

	Year Ended
	December 31, 2015		December 31, 2014
Return on Equity	10%		16%

Cash Return on Equity	14%		21%

(1) Amount includes a $100.0 million realized loss on a segment basis relating to the write off of an investment which had previously been marked at zero on an unrealized basis. Accordingly, this write off had no impact on our Economic Net Income during the fourth quarter and full year of 2015.

TOTAL REPORTABLE SEGMENTS

Total segment revenues were $487.6 million for the quarter ended December 31, 2015, an increase of $130.1 million, compared to total segment revenues of $357.5 million for the quarter ended December 31, 2014. The increase was principally attributable to (i) a non-recurring increase in monitoring fees in our Private Markets segment, which increased segment revenues by $55.5 million net of associated fee credits, (ii) an increase in transaction fees primarily reflecting larger transaction sizes in both our Private Markets segment and Capital Markets segment and (iii) higher performance income from increased carried interest primarily reflecting more favorable performance in our carry earning Private Markets funds. These increases were partially offset by lower total investment income driven primarily by a lower level of net interest and dividends in the current period.

Total segment revenues were $2,505.9 million for the year ended December 31, 2015, a decrease of $449.7 million, compared to total segment revenues of $2,955.6 million for the year ended December 31, 2014. The decrease was principally attributable to (i) lower total investment income driven primarily by a lower level of realized and unrealized investment income which represented a net loss in the current year and (ii) lower performance income during the year reflecting a lower level of net carried interest in our Public Markets segment as well as a decrease in incentive fees.

ENI was $144.7 million for the quarter ended December 31, 2015, an increase of $58.1 million, compared to ENI of $86.6 million for the quarter ended December 31, 2014. The increase was primarily attributable to higher total segment revenues as described above partially offset by an increase in cash compensation and benefits resulting from the higher levels of management, monitoring and transaction fees.

ENI was $1,298.0 million for the year ended December 31, 2015, a decrease of $429.2 million, compared to ENI of $1,727.2 million for the year ended December 31, 2014. The decrease was primarily attributable to lower total segment revenues as described above.

AUM(1) was $119.5 billion as of December 31, 2015, an increase of $7.1 billion, compared to AUM of $112.4 billion as of September 30, 2015. The increase was primarily attributable to (i) an increase in our pro rata portion of AUM managed by other asset managers in which KKR holds a minority stake, primarily reflecting our long-term strategic partnership with Marshall Wace, (ii) an increase in the fair value of our private equity portfolio (our private equity portfolio appreciated by 4.8% and 14.2% for the quarter and year ended December 31, 2015, respectively) and (iii) new capital raised primarily in Special Situations Fund II, our hedge-fund-of-funds platform and our CLOs. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions and redemptions in our alternative credit funds and other separately managed accounts in our Public Markets segment.

FPAUM(1) was $91.7 billion as of December 31, 2015, an increase of $5.8 billion, compared to FPAUM of $85.9 billion as of September 30, 2015. The increase was primarily attributable to (i) an increase in our pro rata portion of FPAUM managed by other asset managers in which KKR holds a minority stake, primarily reflecting our long-term strategic partnership with Marshall Wace, (ii) new capital raised primarily in our hedge-fund-of-funds platform and our CLOs and (iii) capital invested across various investment strategies for which KKR was not eligible to receive a fee until deployment of such capital. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions and redemptions in our alternative credit funds and other separately managed accounts in our Public Markets segment.

CAPITAL AND LIQUIDITY

As of December 31, 2015, KKR had $1.3 billion of cash and short-term investments and $3.0 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of December 31, 2015, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of December 31, 2015.

As of December 31, 2015, KKR’s portion of total uncalled commitments to its investment funds was $1.4 billion. See Exhibit B for details.

DISTRIBUTION

A distribution of $0.16 per common unit has been declared, which will be paid on March 8, 2016 to unitholders of record as of the close of business on February 22, 2016. Under KKR's distribution policy, KKR intends to make equal quarterly distributions to holders of common units in an amount of $0.16 per common unit per quarter.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy will be maintained.

(1) AUM and FPAUM reflect the inclusion of KKR's pro rata portion of AUM or FPAUM, as applicable, managed by other asset managers in which KKR holds a minority stake. In addition, AUM reflects the inclusion of capital commitments for which KKR is eligible to receive fees or carried interest upon deployment of capital. See "Notes to Reportable Segments" for the definitions of AUM and FPAUM.

SUPPLEMENTAL INFORMATION

A slide presentation containing supplemental commentary about the Company's financial results for the fiscal quarter and year ended December 31, 2015 may be accessed through the KKR Investor Relations section of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed below.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Thursday, February 11, 2016 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 38906590, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

2015 SCHEDULE K-1 DISTRIBUTION

The 2015 K-1 tax information is expected to be available by the end of March 2016. For the quickest access to your K-1, we encourage you to register for e-mail notification and electronic K-1 delivery at our dedicated website https://www.taxpackagesupport.com/kkr. Unitholders who do not register for electronic delivery will receive a hard copy K-1 with delivery expected in April 2016.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, including the statements with respect to the strategic partnership with Marshall Wace LLP, the declaration and payment of distributions on common units of KKR and the timing, manner and volume of repurchases of common units pursuant to a repurchase program. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, ENI after taxes, after-tax cash earnings, equity invested and syndicated capital, uncalled commitments, cash and short-term investments, net realized investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues
Fees and Other	$307,923	$212,944	$1,043,768	$1,110,008
Expenses
Compensation and Benefits	306,942	253,661	1,180,591	1,263,852
Occupancy and Related Charges	17,295	15,596	65,683	62,564
General, Administrative and Other	200,858	363,904	624,951	869,651
Total Expenses	525,095	633,161	1,871,225	2,196,067
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,197,879	535,943	4,672,627	4,778,232
Dividend Income	140,397	205,875	850,527	1,174,501
Interest Income	320,569	271,083	1,219,197	909,207
Interest Expense	(170,282)	(119,846)	(573,226)	(317,192)
Total Investment Income (Loss)	1,488,563	893,055	6,169,125	6,544,748

Income (Loss) Before Taxes	1,271,391	472,838	5,341,668	5,458,689

Income Tax (Benefit)	27,341	6,524	66,636	63,669

Net Income (Loss)	1,244,050	466,314	5,275,032	5,395,020

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	7,371	(4,707)	(4,512)	(3,341)
Net Income (Loss) Attributable to
Noncontrolling Interests and Appropriated Capital	1,204,422	471,604	4,791,062	4,920,750

Net Income (Loss) Attributable to KKR & Co. L.P.	$32,257	$(583)	$488,482	$477,611

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.07	$0.00	$1.09	$1.25
Diluted (a)	$0.07	$0.00	$1.01	$1.16
Weighted Average Common Units Outstanding
Basic	461,374,013	431,432,521	448,884,185	381,092,394
Diluted (a)	489,704,787	458,982,859	482,699,194	412,049,275

(a) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$195,072	$181,780	$178,064	$732,033	$726,043
Monitoring Fees	94,128	24,964	38,738	264,643	135,160
Transaction Fees	107,320	61,437	53,292	364,994	459,677
Fee Credits	(59,375)	(23,293)	(25,728)	(219,620)	(222,037)
Total Management, Monitoring and Transaction Fees, Net	337,145	244,888	244,366	1,142,050	1,098,843
Performance Income
Realized Incentive Fees	7,209	880	11,301	19,647	47,807
Realized Carried Interest	207,211	265,291	198,597	1,027,154	1,193,661
Unrealized Carried Interest	112,388	(428,493)	46,120	163,545	110,133
Total Performance Income	326,808	(162,322)	256,018	1,210,346	1,351,601
Investment Income (Loss)
Net Realized Gains (Losses)	(81,343)	61,439	62,219	337,023	628,403
Net Unrealized Gains (Losses)	(128,765)	(384,460)	(324,416)	(391,962)	(396,425)
Total Realized and Unrealized	(210,108)	(323,021)	(262,197)	(54,939)	231,978
Interest Income and Dividends	85,907	101,318	165,856	411,536	408,084
Interest Expense	(52,174)	(52,681)	(46,531)	(203,085)	(134,909)
Net Interest and Dividends	33,733	48,637	119,325	208,451	273,175
Total Investment Income (Loss)	(176,375)	(274,384)	(142,872)	153,512	505,153
Total Segment Revenues	487,578	(191,818)	357,512	2,505,908	2,955,597
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	121,036	87,680	86,035	409,992	380,581
Realized Performance Income Compensation	85,766	106,469	83,960	418,718	496,589
Unrealized Performance Income Compensation	45,351	(170,621)	21,508	66,927	49,459
Total Compensation and Benefits	252,153	23,528	191,503	895,637	926,629
Occupancy and Related Charges	16,666	15,720	14,383	62,657	57,787
Other Operating Expenses	68,978	52,081	61,685	233,618	229,069
Total Segment Expenses	337,797	91,329	267,571	1,191,912	1,213,485
Income (Loss) attributable to noncontrolling interests	5,100	2,902	3,349	16,007	14,946
Economic Net Income (Loss) (a)	144,681	(286,049)	86,592	1,297,989	1,727,166
Equity-based Compensation	37,376	48,252	36,607	186,346	158,927
Pre-tax Economic Net Income (Loss) (b)	107,305	(334,301)	49,985	1,111,643	1,568,239
Provision for Income Tax (Benefit)	36,797	(19,505)	3,951	83,363	94,223
After-tax Economic Net Income (Loss) (c)	$70,508	$(314,796)	$46,034	$1,028,280	$1,474,016

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.08	$(0.37)	$0.05	$1.21	$1.84
Weighted Average Adjusted Units (Fully Diluted Basis) (a)	852,446,702	851,704,303	838,067,975	851,099,066	800,247,988

Assets Under Management	$119,544,300	$112,414,500	$107,119,300	$119,544,300	$107,119,300
Fee Paying Assets Under Management	$91,720,500	$85,861,800	$85,857,200	$91,720,500	$85,857,200
Equity Invested and Syndicated Capital	$2,192,100	$1,462,900	$2,343,900	$8,611,500	$12,818,100
Uncalled Commitments	$29,457,100	$26,892,300	$21,113,700	$29,457,100	$21,113,700

Fee Related Earnings (d)	$180,848	$127,523	$126,416	$610,496	$631,344

(a)	See definitions for Economic Net Income (Loss) and adjusted units under "Notes to Reportable Segments."
(b)	Represents Economic Net Income (Loss) after equity-based compensation.
(c)	Represents Economic Net Income (Loss) after equity-based compensation and income taxes.
(d)	See Exhibit A "Other Information" for the definition and calculation of Fee Related Earnings.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$122,703	$118,250	$111,186	$465,575	$453,210
Monitoring Fees	94,128	24,964	38,738	264,643	135,160
Transaction Fees	40,000	17,732	8,480	144,652	214,612
Fee Credits	(51,567)	(20,266)	(16,054)	(195,025)	(198,680)
Total Management, Monitoring and Transaction Fees, Net	205,264	140,680	142,350	679,845	604,302
Performance Income
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	207,211	265,291	198,597	1,018,201	1,159,011
Unrealized Carried Interest	137,438	(394,126)	34,070	182,628	70,058
Total Performance Income	344,649	(128,835)	232,667	1,200,829	1,229,069
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$549,913	$11,845	$375,017	$1,880,674	$1,833,371

Assets Under Management	$66,028,600	$66,776,600	$64,611,300	$66,028,600	$64,611,300
Fee Paying Assets Under Management	$45,307,400	$46,399,800	$47,262,500	$45,307,400	$47,262,500
Equity Invested	$1,355,300	$867,000	$828,000	$5,527,900	$7,223,400
Uncalled Commitments	$22,766,300	$21,610,400	$18,272,400	$22,766,300	$18,272,400

PUBLIC MARKETS

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$72,369	$63,530	$66,878	$266,458	$272,833
Monitoring Fees	—	—	—	—	—
Transaction Fees	8,183	3,386	10,511	28,872	27,145
Fee Credits	(7,808)	(3,027)	(9,674)	(24,595)	(23,357)
Total Management, Monitoring and Transaction Fees, Net	72,744	63,889	67,715	270,735	276,621
Performance Income
Realized Incentive Fees	7,209	880	11,301	19,647	47,807
Realized Carried Interest	—	—	—	8,953	34,650
Unrealized Carried Interest	(25,050)	(34,367)	12,050	(19,083)	40,075
Total Performance Income	(17,841)	(33,487)	23,351	9,517	122,532
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$54,903	$30,402	$91,066	$280,252	$399,153

Assets Under Management	$53,515,700	$45,637,900	$42,508,000	$53,515,700	$42,508,000
Fee Paying Assets Under Management	$46,413,100	$39,462,000	$38,594,700	$46,413,100	$38,594,700
Equity Invested	$661,200	$583,400	$1,126,700	$2,214,700	$3,027,400
Uncalled Commitments	$6,690,800	$5,281,900	$2,841,300	$6,690,800	$2,841,300
Gross Dollars Invested	$1,742,600	$1,181,400	$1,545,600	$5,244,900	$4,425,600

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	59,137	40,319	34,301	191,470	217,920
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	59,137	40,319	34,301	191,470	217,920
Performance Income
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$59,137	$40,319	$34,301	$191,470	$217,920

Syndicated Capital	$175,600	$12,500	$389,200	$868,900	$2,567,300

PRINCIPAL ACTIVITIES

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	—	—	—	—	—
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—	—	—
Performance Income
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	(81,343)	61,439	62,219	337,023	628,403
Net Unrealized Gains (Losses)	(128,765)	(384,460)	(324,416)	(391,962)	(396,425)
Total Realized and Unrealized	(210,108)	(323,021)	(262,197)	(54,939)	231,978
Interest Income and Dividends	85,907	101,318	165,856	411,536	408,084
Interest Expense	(52,174)	(52,681)	(46,531)	(203,085)	(134,909)
Net Interest and Dividends	33,733	48,637	119,325	208,451	273,175
Total Investment Income (Loss)	(176,375)	(274,384)	(142,872)	153,512	505,153
Total Segment Revenues	$(176,375)	$(274,384)	$(142,872)	$153,512	$505,153

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	December 31, 2015		December 31, 2014
Cash and Short-term Investments	$1,287,650		$1,121,385
Investments	8,958,089	(a)	9,807,606
Unrealized Carry	1,415,478	(b)	1,283,022	(b)
Other Assets	1,613,139		999,654
Corporate Real Estate	154,942		—
Total Assets	$13,429,298		$13,211,667

Debt Obligations - KKR (ex-KFN)	$2,000,000		$1,527,000
Debt Obligations - KFN	657,310		657,310
Preferred Shares - KFN	373,750		373,750
Other Liabilities	291,537		413,808
Total Liabilities	3,322,597		2,971,868

Noncontrolling Interests	127,472		121,574

Book Value	$9,979,229		$10,118,225

Book Value Per Outstanding Adjusted Unit	$12.18		$12.48

Book Value Per Adjusted Unit	$11.78		$12.07

(a) See schedule of investments that follows on the next page.

	As of		As of
(b) Unrealized Carry	December 31, 2015		December 31, 2014
Private Markets	$1,340,556		$1,196,633
Public Markets	74,922		86,389
Total	$1,415,478		$1,283,022

KKR
SCHEDULE OF INVESTMENTS*
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of December 31, 2015

Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,250,079	$3,036,805	33.9%
Private Equity Funds	786,043	1,020,953	11.4%
Private Equity Total	3,036,122	4,057,758	45.3%

Energy	977,213	580,680	6.5%
Real Estate	793,068	846,266	9.4%
Infrastructure	183,347	191,181	2.1%
Real Assets Total	1,953,628	1,618,127	18.0%

Special Situations	894,344	788,123	8.8%
Direct Lending	65,802	66,827	0.8%
Mezzanine	63,559	64,090	0.7%
Alternative Credit Total	1,023,705	919,040	10.3%
CLOs (a)	1,330,450	921,509	10.3%
Liquid Credit	189,280	184,825	2.1%
Specialty Finance	297,756	234,467	2.6%
Credit Total	2,841,191	2,259,841	25.3%

Other	1,090,008	1,022,363	11.4%

Total Investments	$8,920,949	$8,958,089	100.0%

	As of December 31, 2015

Significant Investments: (b)	Cost	Fair Value	Fair Value as a Percentage of Total Investments
First Data Corporation (NYSE: FDC)	$1,061,332	$1,266,196	14.1%
Walgreens Boots Alliance (NASDAQ: WBA)	222,533	748,688	8.4%
WMI Holdings Corp. (NASDAQ: WMIH)	221,127	311,270	3.5%
Oil & Gas Royalties Investment	118,640	173,800	1.9%
HCA Holdings, Inc. (NYSE: HCA)	29,455	169,332	1.9%
Total Significant Investments	1,653,087	2,669,286	29.8%

Other Investments	7,267,862	6,288,803	70.2%
Total Investments	$8,920,949	$8,958,089	100.0%

* Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(a) Includes approximately $104.2 million of CLOs that are not held for investment purposes and are held at cost.

(b) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of December 31, 2015. The fairvalue figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
First Quarter 2015
December 31, 2014 - As Reported	$61,505,800	$37,106,700		$98,612,500
Net AUM of Strategic Partnerships (pro-rata based on ownership interest)	—	2,810,800		2,810,800
Capital Commitments Excluded from AUM ("Shadow AUM")	3,105,500	2,590,500		5,696,000
December 31, 2014 - As Adjusted	$64,611,300	$42,508,000		$107,119,300
New Capital Raised	1,570,500	2,324,600		3,895,100
Distributions	(2,967,000)	(1,900,800)	(c)	(4,867,800)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	2,009,500	(292,800)		1,716,700
March 31, 2015	$65,224,300	$42,400,400		$107,624,700

Second Quarter 2015
March 31, 2015	$65,224,300	$42,400,400		$107,624,700
New Capital Raised	3,468,900	4,374,700		7,843,600
Distributions	(3,447,000)	(1,485,400)	(d)	(4,932,400)
Change in Value	3,294,100	642,700		3,936,800
June 30, 2015	$68,540,300	$45,932,400		$114,472,700

Third Quarter 2015
June 30, 2015	$68,540,300	$45,932,400		$114,472,700
New Capital Raised	1,583,800	2,444,700		4,028,500
Distributions	(2,700,300)	(1,861,300)	(e)	(4,561,600)
Change in Value	(647,200)	(877,900)		(1,525,100)
September 30, 2015	$66,776,600	$45,637,900		$112,414,500

Fourth Quarter 2015
September 30, 2015	$66,776,600	$45,637,900		$112,414,500
New Capital Raised	327,000	3,782,300		4,109,300
Acquisitions	—	6,010,800	(b)	6,010,800
Distributions	(2,718,200)	(1,713,900)	(f)	(4,432,100)
Change in Value	1,643,200	(201,400)		1,441,800
December 31, 2015	$66,028,600	$53,515,700		$119,544,300

Full Year 2015
December 31, 2014 - As Adjusted	$64,611,300	$42,508,000		$107,119,300
New Capital Raised	6,950,200	12,926,300		19,876,500
Acquisitions	—	6,010,800	(b)	6,010,800
Distributions	(11,832,500)	(6,961,400)	(g)	(18,793,900)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	6,299,600	(729,400)		5,570,200
December 31, 2015	$66,028,600	$53,515,700		$119,544,300

* For the periods reported, AUM reflects the inclusion of capital commitments for which we are eligible to receive fees or carried interest upon deployment of capital and the inclusion of KKR's pro rata portion of AUM managed by other asset managers in which KKR holds a minority stake.

(a) Represents the impact of certain funds entering their post-investment period.
(b) Represents KKR's pro rata portion of AUM managed by Marshall Wace.
(c) Includes $705.4 million of redemptions by fund investors.
(d) Includes $563.8 million of redemptions by fund investors.
(e) Includes $696.3 million of redemptions by fund investors.
(f) Includes $908.0 million of redemptions by fund investors.
(g) Includes $2,873.5 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
First Quarter 2015
December 31, 2014 - As Reported	$47,262,500	$35,783,900		$83,046,400
Net FPAUM of Strategic Partnerships (pro-rata based on ownership interest)	—	2,810,800		2,810,800
December 31, 2014 - As Adjusted	$47,262,500	$38,594,700		$85,857,200
New Capital Raised	1,320,500	2,277,200		3,597,700
Distributions	(961,100)	(1,638,600)	(c)	(2,599,700)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(460,000)	(357,500)		(817,500)
March 31, 2015	$47,161,900	$38,550,600		$85,712,500

Second Quarter 2015
March 31, 2015	$47,161,900	$38,550,600		$85,712,500
New Capital Raised	1,310,500	2,249,200		3,559,700
Distributions	(1,723,600)	(1,293,900)	(d)	(3,017,500)
Change in Value	196,900	429,300		626,200
June 30, 2015	$46,945,700	$39,935,200		$86,880,900

Third Quarter 2015
June 30, 2015	$46,945,700	$39,935,200		$86,880,900
New Capital Raised	1,042,700	1,944,500		2,987,200
Distributions	(1,648,300)	(1,776,100)	(e)	(3,424,400)
Change in Value	59,700	(641,600)		(581,900)
September 30, 2015	$46,399,800	$39,462,000		$85,861,800

Fourth Quarter 2015
September 30, 2015	$46,399,800	$39,462,000		$85,861,800
New Capital Raised	222,400	2,741,500		2,963,900
Acquisitions	—	6,010,800	(b)	6,010,800
Distributions	(1,212,200)	(1,620,700)	(f)	(2,832,900)
Change in Value	(102,600)	(180,500)		(283,100)
December 31, 2015	$45,307,400	$46,413,100		$91,720,500

Full Year 2015
December 31, 2014 - As Adjusted	$47,262,500	$38,594,700		$85,857,200
New Capital Raised	3,896,100	9,212,400		13,108,500
Acquisitions	—	6,010,800	(b)	6,010,800
Distributions	(5,545,200)	(6,329,300)	(g)	(11,874,500)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(306,000)	(750,300)		(1,056,300)
December 31, 2015	$45,307,400	$46,413,100		$91,720,500

* For the periods reported, FPAUM reflects the inclusion of KKR's pro rata portion of FPAUM managed by other asset managers in which KKR holds a minority stake.

(a) Represents the impact of certain funds entering their post-investment period.
(b) Represents KKR's pro rata portion of FPAUM managed by Marshall Wace.
(c) Includes $705.4 million of redemptions by fund investors.
(d) Includes $563.8 million of redemptions by fund investors.
(e) Includes $696.3 million of redemptions by fund investors.
(f) Includes $908.0 million of redemptions by fund investors.
(g) Includes $2,873.5 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of December 31, 2015
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV (b)	12/2014	12/2020	$3,468.0	$3,307.1	5.7%	$160.9	$—	$160.9	$185.7
Asian Fund II (b)	4/2013	4/2019	5,825.0	3,979.3	1.3%	2,599.7	753.9	1,845.8	3,163.6
North America Fund XI (b)	9/2012	9/2018	8,718.4	3,704.0	2.9%	5,932.1	1,733.8	4,635.4	6,983.8
China Growth Fund	11/2010	11/2016	1,010.0	307.6	1.0%	702.4	283.4	544.4	713.4
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	10.3
European Fund III	3/2008	3/2014	6,121.8	812.1	4.6%	5,309.7	4,447.2	3,224.2	4,240.2
Asian Fund	7/2007	4/2013	3,983.3	129.5	2.5%	3,853.8	5,397.4	1,918.7	2,534.0
2006 Fund	9/2006	9/2012	17,642.2	525.6	2.1%	17,116.6	18,411.5	7,703.3	13,028.5
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	6,611.1	825.0	2,003.2
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	12,517.4	714.0	1,521.1
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	8,748.0	—	17.1
Total Private Equity Funds			61,800.7	12,765.2		50,707.2	59,099.4	21,589.8	34,400.9

Co-Investment Vehicles (b)	Various	Various	5,774.0	2,709.6	Various	3,137.4	2,511.0	2,118.0	2,865.8

Total Private Equity			67,574.7	15,474.8		53,844.6	61,610.4	23,707.8	37,266.7

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,142.6	12.8%	831.6	143.9	757.1	544.3
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	809.9	200.1
Global Energy Opportunities (b)	Various	Various	1,026.4	808.7	Various	252.7	55.0	144.8	124.7
Global Infrastructure Investors (b)	9/2011	10/2014	1,039.9	100.9	4.8%	967.0	216.4	847.8	972.7
Global Infrastructure Investors II (b)	10/2014	10/2020	3,028.3	2,685.7	4.1%	346.5	8.9	338.9	354.0
Infrastructure Co-Investments	Various	Various	1,125.0	—	Various	1,125.0	377.9	1,124.4	1,520.1
Real Estate Partners Americas (b)	5/2013	12/2016	1,229.1	598.2	16.3%	777.5	314.5	630.5	740.7
Real Estate Partners Europe (b)	9/2015	(d)	591.3	591.3	10.9%	—	—	—	—
Real Assets			10,901.6	5,930.3		5,184.8	1,213.2	4,653.4	4,456.6

Unallocated Commitments			1,361.2	1,361.2	Various	—	—	—	—

Private Markets Total			79,837.5	22,766.3		59,029.4	62,823.6	28,361.2	41,723.3

Public Markets
Special Situations Fund	12/2012	1/2016	2,257.6	128.0	11.6%	2,129.6	257.6	2,129.6	2,205.6
Special Situations Fund II	12/2014	(c)	2,675.5	2,083.4	9.4%	592.1	—	592.1	452.4
Mezzanine Fund	3/2010	3/2015	1,022.8	150.6	4.4%	872.2	541.0	618.5	634.3
Lending Partners	12/2011	12/2014	460.2	90.5	15.2%	369.7	181.5	325.3	303.3
Lending Partners II	6/2014	6/2017	1,335.9	889.6	3.7%	446.3	26.4	446.3	475.7
Lending Partners Europe	3/2015	3/2018	780.1	763.6	5.2%	16.5	—	16.5	24.0
Other Alternative Credit Vehicles	Various	Various	5,157.2	2,585.1	Various	2,572.1	1,496.5	1,706.7	1,925.9

Public Markets Total			13,689.3	6,690.8		6,998.5	2,503.0	5,835.0	6,021.2

Grand Total			$93,526.8	$29,457.1		$66,027.9	$65,326.6	$34,196.2	$47,744.5

_____________________________________________________________________________________________________________________

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors.
(c)	Three years from final close.
(d)	Four years from final close.

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

After-tax cash earnings is used by management as a measure of the cash earnings of KKR. KKR believes this measure, which was formerly referred to as total distributable earnings, is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax cash earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009.

Assets under management ("AUM") represent the assets managed by KKR or by its strategic partners from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital) and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR's capital raising activities and the overall activity in its investment funds and strategic partnerships. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (vi) KKR's pro-rata portion of the AUM managed by strategic partnerships in which KKR holds a minority ownership interest and (vi) the fair value of other assets managed by KKR. The pro-rata portion of the AUM managed by strategic partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Cash Earnings on a trailing twelve-month basis by the average book value during the period.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan and other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Fee paying AUM ("FPAUM") represents only those assets under management of KKR or its strategic partners from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a fee are excluded (i.e., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Fee Related Earnings
Total Management, Monitoring and Transaction Fees, Net	$337,145	$244,888	$244,366	$1,142,050	$1,098,843
Less: Cash Compensation and Benefits	121,036	87,680	86,035	409,992	380,581
Less: Occupancy and Related Charges	16,666	15,720	14,383	62,657	57,787
Less: Other Operating expenses	68,978	52,081	61,685	233,618	229,069
Plus: Expenses of Principal Activities Segment	50,383	38,116	44,153	174,713	199,938
Fee Related Earnings (a)	180,848	127,523	126,416	610,496	631,344
Plus: Net Interest and Dividends	33,733	48,637	119,325	208,451	273,175
Plus: Depreciation and Amortization	3,775	3,745	3,830	15,319	15,782
Plus: Core Interest Expense	29,516	30,429	27,050	116,027	88,002
Less: Expenses of Principal Activities Segment	50,383	38,116	44,153	174,713	199,938
Fee and Yield EBITDA (b)	197,489	172,218	232,468	775,580	808,365
Plus: Realized Performance Income, net	128,654	159,702	125,938	628,083	744,879
Plus: Net Realized Gains (Losses)	(81,343)	61,439	62,219	337,023	628,403
Total EBITDA	$244,800	$393,359	$420,625	$1,740,686	$2,181,647

Core Interest Expense
GAAP Interest Expense	$170,282	$151,554	$119,846	$573,226	$317,192
Less: Interest expense related to debt obligations from investment financing arrangements	118,108	98,873	73,315	370,141	182,283
Segment Interest Expense	52,174	52,681	46,531	203,085	134,909
Less: Interest Expense related to debt obligations from KFN and other	22,658	22,252	19,481	87,058	46,907
Core Interest Expense (c)	$29,516	$30,429	$27,050	$116,027	$88,002

________________________________________________________________________________________________________________________________________________________

(a)	Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.

(b)	Fee and Yield EBITDA is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

(c)	Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$184,700
Energy Income and Growth Fund	147,100
Global Infrastructure Investors II	110,900
North America Fund XI	100,500
Real Estate Partners Americas	97,300
European Fund III	66,300
Real Estate Partners Europe	64,700
Asian Fund II	50,900
2006 Fund	22,700
Co-Investment Vehicles	69,600
Other Private Markets Funds	10,600
Total Private Markets Commitments	925,300

Public Markets
Special Situations Fund	14,900
Special Situations Fund II	195,100
Mezzanine Fund	6,500
Lending Partners	13,900
Lending Partners II	33,300
Lending Partners Europe	39,600
Other Alternative Credit Vehicles	125,200
Total Public Markets Commitments	428,500

Total Uncalled Commitments	$1,353,800

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.07	$(0.42)	$0.00
Weighted Average Common Units Outstanding - Basic	461,374,013	452,165,697	431,432,521
Net income (loss) attributable to KKR & Co. L.P.	32,257	(190,588)	(583)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	35,060	(166,078)	(3,365)
Plus: Non-cash equity-based charges	47,730	67,821	55,968
Plus: Amortization of intangibles and other, net	2,293	10,186	28,048
Plus: Income tax (benefit)	27,341	(7,390)	6,524
Economic Net Income (Loss)	144,681	(286,049)	86,592
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	37,376	48,252	36,607
Pre-tax Economic Net Income (Loss)	107,305	(334,301)	49,985
Less: Provision for income tax (benefit)	36,797	(19,505)	3,951
After-tax Economic Net Income (Loss)	70,508	(314,796)	46,034
Weighted Average Adjusted Units	852,446,702	851,704,303	838,067,975
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.08	$(0.37)	$0.05

	Year Ended
	December 31, 2015	December 31, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.09	$1.25
Weighted Average Common Units Outstanding - Basic	448,884,185	381,092,394
Net income (loss) attributable to KKR & Co. L.P.	488,482	477,611
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	433,693	585,135
Plus: Non-cash equity-based charges	261,579	310,403
Plus: Amortization of intangibles and other, net	47,599	290,348
Plus: Income tax (benefit)	66,636	63,669
Economic Net Income (Loss)	1,297,989	1,727,166
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	186,346	158,927
Pre-tax Economic Net Income (Loss)	1,111,643	1,568,239
Less: Provision for income tax (benefit)	83,363	94,223
After-tax Economic Net Income (Loss)	1,028,280	1,474,016
Weighted Average Adjusted Units	851,099,066	800,247,988
After-tax Economic Net Income (Loss) Per Adjusted Unit	$1.21	$1.84

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EBITDA, AFTER TAX CASH EARNINGS AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net income (loss) attributable to KKR & Co. L.P.	$32,257	$(190,588)	$(583)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	35,060	(166,078)	(3,365)
Plus: Non-cash equity-based charges	47,730	67,821	55,968
Plus: Amortization of intangibles and other, net	2,293	10,186	28,048
Plus: Income tax (benefit)	27,341	(7,390)	6,524
Economic Net Income (Loss)	144,681	(286,049)	86,592
Plus: Income attributable to segment noncontrolling interests	5,100	2,902	3,349
Less: Total investment income (loss)	(176,375)	(274,384)	(142,872)
Less: Net performance income (loss)	195,691	(98,170)	150,550
Plus: Expenses of Principal Activities Segment	50,383	38,116	44,153
Fee Related Earnings	180,848	127,523	126,416
Plus: Net interest and dividends	33,733	48,637	119,325
Plus: Depreciation and amortization	3,775	3,745	3,830
Plus: Core interest expense	29,516	30,429	27,050
Less: Expenses of Principal Activities Segment	50,383	38,116	44,153
Fee and Yield EBITDA	197,489	172,218	232,468
Less: Depreciation and amortization	3,775	3,745	3,830
Less: Core interest expense	29,516	30,429	27,050
Plus: Realized performance income (loss), net	128,654	159,702	125,938
Plus: Net realized gains (losses)	(81,343)	61,439	62,219
Less: Corporate and local income taxes paid	37,791	25,173	25,183
Less: Income attributable to segment noncontrolling interests	5,100	2,902	3,349
After-tax Cash Earnings	168,618	331,110	361,213
Plus: Depreciation and amortization	3,775	3,745	3,830
Plus: Core interest expense	29,516	30,429	27,050
Plus: Corporate and local income taxes paid	37,791	25,173	25,183
Plus: Income attributable to segment noncontrolling interests	5,100	2,902	3,349
Total EBITDA	$244,800	$393,359	$420,625

	Year Ended
	December 31, 2015	December 31, 2014
Net income (loss) attributable to KKR & Co. L.P.	$488,482	$477,611
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	433,693	585,135
Plus: Non-cash equity-based charges	261,579	310,403
Plus: Amortization of intangibles and other, net	47,599	290,348
Plus: Income tax (benefit)	66,636	63,669
Economic Net Income (Loss)	1,297,989	1,727,166
Plus: Income attributable to segment noncontrolling interests	16,007	14,946
Less: Total investment income (loss)	153,512	505,153
Less: Net performance income (loss)	724,701	805,553
Plus: Expenses of Principal Activities Segment	174,713	199,938
Fee Related Earnings	610,496	631,344
Plus: Net interest and dividends	208,451	273,175
Plus: Depreciation and amortization	15,319	15,782
Plus: Core interest expense	116,027	88,002
Less: Expenses of Principal Activities Segment	174,713	199,938
Fee and Yield EBITDA	775,580	808,365
Less: Depreciation and amortization	15,319	15,782
Less: Core interest expense	116,027	88,002
Plus: Realized performance income (loss), net	628,083	744,879
Plus: Net realized gains (losses)	337,023	628,403
Less: Corporate and local income taxes paid	140,677	131,081
Less: Income attributable to segment noncontrolling interests	16,007	14,946
After-tax Cash Earnings	1,452,656	1,931,836
Plus: Depreciation and amortization	15,319	15,782
Plus: Core interest expense	116,027	88,002
Plus: Corporate and local income taxes paid	140,677	131,081
Plus: Income attributable to segment noncontrolling interests	16,007	14,946
Total EBITDA	$1,740,686	$2,181,647

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	December 31, 2015	December 31, 2014

KKR & Co. L.P. partners’ capital	$5,547,182	$5,382,691
Noncontrolling interests held by KKR Holdings L.P.	4,347,153	4,661,679
Equity impact of KKR Management Holdings Corp. and other	84,894	73,855

Book value	9,979,229	10,118,225
Adjusted units	847,083,373	838,020,974
Book value per adjusted unit	$11.78	$12.07

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)

	As of	As of
	December 31, 2015	December 31, 2014

Cash and cash equivalents	$1,047,740	$918,080
Liquid short-term investments	239,910	203,305
Cash and short-term investments	$1,287,650	$1,121,385

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	December 31, 2015	September 30, 2015		December 31, 2014
Weighted Average GAAP Common Units Outstanding - Basic	461,374,013	452,165,697		431,432,521
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	28,330,774	—	(c)	27,550,338
Weighted Average GAAP Common Units Outstanding - Diluted	489,704,787	452,165,697		458,982,859
Adjustments:
Weighted Average KKR Holdings Units (b)	362,741,915	365,717,358		379,085,116
Weighted Average Unvested Common Units and Other Securities (a)	—	33,821,248	(c)	—
Weighted Average Adjusted Units	852,446,702	851,704,303		838,067,975

	Year Ended
	December 31, 2015	December 31, 2014
Weighted Average GAAP Common Units Outstanding - Basic	448,884,185	381,092,394
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	33,815,009	30,956,881
Weighted Average GAAP Common Units Outstanding - Diluted	482,699,194	412,049,275
Adjustments:
Weighted Average KKR Holdings Units (b)	368,399,872	388,198,713
Weighted Average Adjusted Units	851,099,066	800,247,988

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of	As of
	December 31, 2015	December 31, 2014
GAAP Common Units Outstanding - Basic	457,834,875	433,330,540
Unvested Common Units and Other Securities (a)	27,901,910	27,493,685
GAAP Common Units Outstanding - Diluted	485,736,785	460,824,225
Adjustments:
KKR Holdings Units (b)	361,346,588	377,196,749
Adjusted Units	847,083,373	838,020,974
Adjustments:
Unvested Common Units and Unvested Other Securities (a)	(24,060,289)	(24,373,441)
Adjusted Units Eligible for Distribution	823,023,084	813,647,533
Adjustments:
Vested Other Securities	(3,841,621)	(3,120,244)
Outstanding Adjusted Units	819,181,463	810,527,289

______________________________________________________________________________________________________________________________________________________

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.
(c)	Unvested common units and other securities are excluded from the calculation of diluted earnings per common unit on a GAAP basis because inclusion of such unvested common units and other securities would be anti-dilutive (decrease the loss per common unit).

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson, +1-877-610-4910 (U.S.)
+1-212-230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller, +1-212-750-8300
media@kkr.com